sbfundsuppref

SMITH BARNEY FUNDS, INC.
CALIFORNIA MUNICIPALS FUND


Sub-Item 77E

Registrant incorporates by reference Registrant's Supplement to the prospectus dated January 21, 2005 filed on January 21, 2005.
(Accession No. 0001193125-05-009919)